EXHIBIT 5.1

                          [MILLER & HOLGUIN LETTERHEAD]

                               September 20, 2000



Becor Communications, Inc.
17337 Ventura Boulevard, Suite 224
Encino, California 91316

Re:  BECOR COMMUNICATIONS, INC. (THE "COMPANY") - REGISTRATION ON FORM SB-2

Gentlemen:

     Our opinion has been requested in connection with the registration of (i) up to 3,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company which are offered by the Company on a best efforts basis, and (ii) 200,000 shares of the Company's Common Stock offered by Selling Shareholders. The Common Stock is being registered in the registration statement on Form SB-2 to which this opinion is appended as an exhibit (the "Registration Statement").

     We have examined such corporate records and other documents and made such examination of law as we have deemed relevant. Based on and subject to the above, it is our opinion that:

     1. The Common Stock being offered and sold by the Company pursuant to the Registration Statement has been duly authorized and, when issued and sold by the Company in the manner prescribed by the Registration Statement, will be legally issued, fully paid and non- assessable.
     2. The Company's shares of Common Stock owned by the Selling Shareholders, as described in the Registration Statement, have been duly authorized and legally issued and are fully paid and non-assessable.

     We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to the use of our name under the heading "Legal Matters" in the Registration Statement.


                                                            Very truly yours,

                                                            /s/ Miller & Holguin
                                                            MILLER & HOLGUIN